EXHIBIT 4.1

FIRST AMENDMENT TO INDENTURE

This FIRST AMENDMENT TO INDENTURE (this “Amendment”), is entered into as of June 20, 2018, by and between Full House Resorts, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein), and Wilmington Trust, National Association, as trustee (the “Trustee”), as Collateral Agent, and as Calculation Agent.
RECITALS
WHEREAS, Company and Trustee are parties to that certain Indenture, dated as of February 2, 2018 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”); and
WHEREAS, Company and Trustee, with the consent of the Required Noteholders, desire to amend the definition of “Consolidated EBITDA” in the Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Indenture, as amended hereby.
2.Amendments. Company and Trustee hereby amend the Indenture as set forth below:
(a)The definition of “Consolidated EBITDA” contained in Article 1 of the Indenture is hereby amended by deleting the final sentence thereof and replacing it with the following:
“Notwithstanding the foregoing, for purposes of determining Consolidated EBITDA for any period that includes the quarterly periods ending March 31, 2017, June 30, 2017, September 30, 2017, December 31, 2017, and March 31, 2018, the Consolidated EBITDA for each such quarterly period shall be deemed to be $4,594,000, $3,688,000, $6,379,000, $2,339,000, and $5,173,000, respectively.”
3.Ratification. Except as specifically amended hereby, the Indenture and the Collateral Documents shall remain in full force and effect and are hereby ratified and confirmed.
4.Counterparts. This Amendment may be executed in any number of counterparts, by electronic or other means, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement.
5.Governing Law. This Amendment shall be governed exclusively by and construed in accordance with the laws of the State of New York. Each of the Company and Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment, the Indenture, the Notes, or the transactions contemplated hereby.

6.The Trustee. The recitals contained herein, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Amendment. In the performance of its obligations hereunder, the Trustee shall be provided with all rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Indenture.

[Signatures to follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

COMPANY:

FULL HOUSE RESORTS, INC.

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Senior Vice President, Chief Financial Officer & Treasurer

GUARANTORS:

FULL HOUSE SUBSIDIARY, INC.

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President & Treasurer

FULL HOUSE SUBSIDIARY II, INC.

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President & Treasurer

STOCKMAN’S CASINO

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President & Treasurer

GAMING ENTERTAINMENT (INDIANA) LLC

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

GAMING ENTERTAINMENT (NEVADA) LLC

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

SILVER SLIPPER CASINO VENTURE LLC

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

GAMING ENTERTAINMENT (KENTUCKY) LLC

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

RICHARD & LOUISE JOHNSON, LLC

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

FHR-COLORADO LLC

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President & Treasurer

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

COLLATERAL AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

CALCULATION AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President